Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined in the current report on Form 8-K, which was originally filed with the SEC on July 8, 2021, that is being amended by this amendment to such current report (as originally filed, the “Super 8-K” and, as amended hereby, the “Amended Super 8-K”) and, if not defined in the Super 8-K, the Registration Statement on Form S-4 (File No. 333-253113) (the “Registration Statement”). Unless the context otherwise requires, the “Company” refers to Sharecare, Inc. after the Closing, and FCAC prior to the Closing.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of FCAC and Legacy Sharecare adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

FCAC was incorporated as a Delaware corporation on June 5, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses.

Legacy Sharecare was founded in 2009 to develop an interactive health and wellness platform.

On July 1, 2021, FCAC consummated the Business Combination pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2021 (the “Merger Agreement”), with Legacy Sharecare, FCAC Merger Sub Inc., and Colin Daniel (the “Representative”), solely in his capacity as representative of the stockholders of Legacy Sharecare. The merger was approved by FCAC’s stockholders on June 29, 2021. In connection with the Merger Agreement, FCAC Merger Sub, Inc. merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly owned subsidiary of the Company. In addition, in connection with the consummation of the Business Combination, the Company changed its name to “Sharecare, Inc.”

In connection with the closing of the Business Combination, (i) the issued and outstanding shares of FCAC’s Class B common stock were automatically converted, on a one-for-one basis, into shares of Common Stock and (ii) the issued and outstanding shares of FCAC’s Class A common stock were automatically converted, on a one-for-one basis, into shares of Common Stock. All of FCAC’s outstanding warrants became warrants to acquire shares of Common Stock on the same terms as FCAC’s warrants.

In connection with consummation of the Business Combination, Falcon Equity Investors LLC (the “Sponsor”) delivered 1,713,000 shares of Common Stock (formerly FCAC Class B common stock held by the Sponsor) into escrow (the “Sponsor Earnout Shares”) and the Company delivered 1,500,000 newly issued shares of Common Stock (the “Company Earnout Shares”), in each case, that are subject to forfeiture if certain earn-out conditions described more fully in the Earnout Escrow Agreement are not satisfied.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of FCAC and Legacy Sharecare on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 combines the historical statements of operations of FCAC and Legacy Sharecare for such periods on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2020, the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination and related transactions occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined financial information presents the pro forma effects of the following transactions:

•	the merger of Legacy Sharecare with and into Merger Sub, a wholly owned subsidiary of FCAC, with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of FCAC;

•	Legacy Sharecare’s acquisition of doc.ai discussed in Note 3; and

•

the Private Placement issuance and sale of 42,585,000 shares of FCAC Class A common stock for a purchase price of $10.00 per share and an aggregate purchase price of $425.9 million in the Private Placement pursuant to the Subscription Agreements.

This information should be read together with FCAC’s and Legacy Sharecare’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FCAC,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sharecare” and other financial information incorporated by reference in the Super 8-K or included elsewhere in this Amended Super 8-K, as applicable.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Legacy Sharecare has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Sharecare’s existing stockholders have the largest voting interest in the combined company;

•	Legacy Sharecare appointed a majority of the board of directors of the combined company;

•	Legacy Sharecare’s senior management will be the senior management of the combined company; and

•	Legacy Sharecare is the larger entity based on historical revenues and business operations.

Under this method of accounting, FCAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Sharecare issuing stock for the net assets of FCAC, accompanied by a recapitalization. The net assets of FCAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Business Combination

The following represents the aggregate merger consideration:

(in thousands)	Purchase price	Shares Issued
Stock Consideration[1]	$3,935,428	390,827
Cash Consideration[2]	91,698
Debt Paydown[3]	14,539

Total consideration	$4,041,665	390,827

(1)

Stock consideration is calculated as the $3.8 billion equity value (consisting of $3.6 billion equity value plus $50.0 million strategic investment plus $192.5 million doc.ai equity value less $25.0 million as defined in the Merger Agreement) plus $209.6 million incremental value assuming cash exercise of options and warrants less cash consideration. Stock consideration is inclusive of Legacy Sharecare common stock, redeemable convertible preferred stock, warrants, options, and doc.ai acquisition. Subject to change pending finalization of share allocations.

(2)

Calculated as the sum of the cash held in the trust account plus the Private Placement and closing cash of Legacy Sharecare less FCAC redemptions, Legacy Sharecare debt pay down and transaction expenses for FCAC and Legacy Sharecare.

(3)

The total debt to be paid down reflected in the unaudited pro forma balance sheet is $56.5 million which includes $42.5 million of debt and accrued interest outstanding at June 30, 2021 plus the doc.ai note payable of $14.0 million. At the closing of the Business Combination, FCAC paid down $14.5 million of Legacy Sharecare’s debt and remaining debt was repaid by Legacy Sharecare separately in July 2021 and at the closing of the Business Combination.

The following summarizes the unaudited pro forma common stock shares outstanding at Closing:

Ownership

actuals	Shares	%
FCAC public stockholders	14,635,970	4.4%
FCAC initial stockholders[1]	4,643,103	1.4%
FCAC other stockholders[2]	924,147	0.3%

Total FCAC	20,263,220	6.1%
Legacy Sharecare stockholders[3]	271,051,959	81.2%
Private Placement investors	42,585,000	12.8%

Total Shares at Closing (excluding shares below)	333,900,179	100%
Shares underlying Legacy Sharecare warrants and options[3]	114,775,275
Legacy Sharecare strategic investors Series A preferred shares[3]	5,000,000

Total Shares at Closing (including shares above)	453,675,454

(1)

Represents the 8.6 million shares outstanding at June 30, 2021 less 1.7 million shares placed into escrow subject to earn-out provisions, 1.7 million shares forfeited (of which 1.3 million shares is forfeited and cancelled to provide for the Sharecare earn-out described below and 0.4 million shares transferred from the Sponsor to Sharecare’s charity) and 0.5 million shares transferred pursuant to certain transactions that were entered into in connection with the Business Combination. Pursuant to the Merger Agreement, half of the Founder Shares shall vest if on or prior to the fifth anniversary of the Closing Date: (x) the VWAP of shares of Common Stock equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days commencing after the Closing, or (y) if the Company consummates a transaction which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other properties having a value equaling or exceeding $12.50 per share. The other half of the Founder Shares shall vest if on or prior to the fifth anniversary of the Closing Date: (x) the VWAP of shares of Common Stock equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days commencing after the Closing, or (y) if the Company consummates a transaction which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other properties having a value equaling or exceeding $15.00 per share.

(2)

Represents the 0.4 million shares transferred from the Sponsor to Legacy Sharecare’s charity and 0.5 million shares transferred pursuant to certain transactions that were entered into in connection with the Business Combination, plus 60 thousand shares for FCAC’s independent directors that convert from FCAC Class B common stock to FCAC Class A common stock at close.

(3)

The total shares to be issued includes Legacy Sharecare and doc.ai common and preferred stock, convertible notes, and shares underlying options and warrants. Accordingly, the shares outstanding at the closing of the Business Combination has been adjusted to exclude the Series A Preferred Stock and the portion of consideration shares for options and warrants that will be unvested, unissued, and/or unexercised at the closing of the Business Combination. Additionally, excludes 1.5 million shares subject to an earn-out to be issued to Legacy Sharecare stockholders on a pro rata basis if the VWAP of the shares meet the thresholds noted in (1) above within the fifth anniversary of the closing.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent the Company’s management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	As of June 30, 2021					As of June 30, 2021
	FCAC (Historical)	Legacy Sharecare (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Cash and cash equivalents	$14	$42,842	$344,974	(a	)	$416,517
			425,850	(b	)
			(49,487)	(c	)
			(680)	(c	)
			(56,572)	(d	)
			(91,779)	(e	)
			(198,645)	(i	)
Accounts receivable, net	—	80,875				80,875
Other receivables	—	2,527				2,527
Prepaid expenses and other current assets	205	11,393	(12)	(k	)	11,586

Total current assets	219	137,637	373,649			511,505

Cash and investments held in Trust Account	345,008	—	(34)	(a	)	—
			(344,974)	(a	)
Property and equipment, net	—	4,056				4,056
Intangible assets, net	—	120,433				120,433
Goodwill	—	155,050				155,050
Other long-term assets	—	19,982	(456)	(d	)	7,538
			(11,988)	(c	)

Total assets	345,227	437,158	16,197			798,582

LIABILITIES, REDEEMABLE STOCK, REDEEMABLE NON-CONTROLLING INREREST, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	680	—	(680)	(c	)	—
Accounts payable	—	30,483	(1,600)	(c	)	25,119
			(3,337)	(g	)
			(427)	(d	)
Accrued expenses and other current liabilities	—	54,999	(3,674)	(c	)	47,132
			(193)	(d	)
			(14,000)	(d	)
			10,000	(c	)
Deferred revenue	—	30,409				30,409
Contract liabilities, current	—	4,300				4,300
Debt, current	—	1,157	(400)	(d	)	757

Total current liabilities	680	121,348	(14,311)			107,717

Deferred underwriting compensation	12,075	—	(12,075)	(c	)	—
Contract liabilities, noncurrent	—	3,983				3,983
Warrant liabilities	31,740	11,120				42,860
Long-term debt	—	166,834	(41,396)	(d	)	2,241
			1,148	(d	)
			(124,345)	(g	)
Other long-term liabilities	—	47,042				47,042

Total liabilities	44,495	350,327	(190,979)			203,843

Commitment and contingencies
Class A common stock subject to possible redemption	295,732	—	(295,732)	(f	)	—
Redeemable non-controlling interest	—	—	—			—
Redeemable convertible preferred stock	—	242,629	(190,875)	(g	)	—
			(51,754)	(j	)
Series A convertible redeemable preferred shares			51,754	(j	)	51,754
Stockholders’ equity (deficit)
Common stock	1	2	4	(b	)	33
			3	(f	)
			25	(g	)
			(2)	(i	)
Additional paid-in capital	15,159	287,495	425,846	(b	)	1,004,722
			(49,359)	(c	)
			(91,779)	(e	)
			295,729	(f	)
			190,875	(g	)
			140,048	(g	)
			(464)	(g	)
			(25)	(g	)
			(10,160)	(h	)
			(198,643)	(i	)
			—
Accumulated other comprehensive loss	—	(1,158)				(1,158)
Accumulated deficit	(10,160)	(444,207)	(34)	(a	)	(462,682)
			(4,767)	(c	)
			(1,760)	(d	)
			(11,902)	(g	)
			10,160	(h	)
			(12)	(k	)

Total equity (deficit) attributable to stockholders	5,000	(157,868)	693,783			540,915

Non-controlling interest in subsidiaries	—	2,070	—			2,070

Total stockholders’ equity (deficit)	5,000	(155,798)	693,783			542,985

Total liabilities, redeemable and stockholders’ equity (deficit)	$345,227	$437,158	$16,197			$798,582

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

	For the six months ended June 30, 2021	For the six months ended June 30, 2021	Transaction Accounting Adjustments			For the six months ended June 30, 2021
	FCAC (Historical)	Legacy Sharecare (Historical)				Pro Forma Combined
Revenue	$—	$188,068				$188,068
Costs and Operating expenses:						—
Costs of revenue (exclusive of depreciation and amortization below)	—	93,028				93,028
Sales and marketing	—	23,556				23,556
Product and technology	—	36,266				36,266
General and administrative	1,741	38,752	(90)	(aa	)	40,403
Franchise tax expenses	64	—				64
Depreciation and amortization	—	13,850	360	(ff	)	14,210

Total costs and operating expenses	1,805	205,452	270			207,527

Loss from operations	(1,805)	(17,384)	(270)			(19,459)

Other income (expense):
Change in fair market value of derivative warrant liabilities	8,946	—				8,946
Interest income	74	29	(74)	(bb	)	29
Interest expense	—	(14,105)	13,264	(cc	)	(841)
Other income (expense)	—	(20,730)				(20,730)

Total other income (expense)	9,020	(34,806)	13,190			(12,596)

Income (Loss) before income tax expense	7,215	(52,190)	12,920			(32,055)

Income tax benefit (expense)	—	14	(21)	(dd	)	(7)

Net income (loss)	7,215	(52,176)	12,899			(32,062)

Net income (loss) attributable to non-controlling interest in subsidiaries	—	(82)	—			(82)

Net income (loss) attributable to stockholders	$7,215	$(52,094)	$12,899			$(31,980)

Weighted average Class A common stock outstanding	34,500,000					333,898,204
Net income (loss) per common stock, Class A - basic and diluted	$—					$(0.10)
Weighted average Class B common stock outstanding	8,625,000					—
Net income (loss) per common stock, Class B - basic and diluted	$0.84					—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the period from June 5 (inception) through December 31, 2020	For the year ended December 31, 2020	Transaction Accounting Adjustments			For the year ended December 31, 2020
	FCAC (Historical)	Legacy Sharecare As Adjusted (Note 3)				Pro Forma Combined
Revenue	$—	$343,615				$343,615
Costs and Operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	—	160,911				160,911
Sales and marketing	—	34,372				34,372
Product and technology	—	44,078				44,078
General and administrative	307	86,445	(48)	(aa	)	97,336
			5,869	(ee	)
			4,763	(gg	)
Research and development	—	16,477				16,477
Depreciation and amortization	—	26,848				26,848

Total costs and operating expenses:	307	369,131	10,584			380,022

Loss from operations	(307)	(25,516)	(10,584)			(36,407)

Other income (expense):
Warrant issuance transaction costs	(890)	—				(890)
Change in fair market value of derivative warrant liabilities	(16,261)	—				(16,261)
Change in fair value of SAFE	—	(10,419)				(10,419)
Interest income	82	101	(82)	(bb	)	101
Interest expense	—	(31,043)	28,536	(cc	)	(2,507)
Other income (expense)	—	(9,924)				(9,924)

Total other expense	(17,069)	(51,285)	28,454			(39,900)

Loss before income tax expense and loss from equity method investment	(17,376)	(76,801)	17,870			(76,307)

Income tax benefit (expense)	—	1,557	511	(dd	)	2,068
Loss from equity method investment	—	(3,902)				(3,902)

Net loss	(17,376)	(79,146)	18,381			(78,141)

Net loss attributable to non-controlling interest in subsidiaries	—	(443)	—			(443)

Net loss attributable to stockholders	$(17,376)	$(78,703)	$18,381			$(77,698)

Weighted average Class A common stock outstanding	34,500,000					333,900,179
Net income (loss) per common stock, Class A - basic and diluted	$—					$(0.23)
Weighted average Class B common stock outstanding	8,030,048					—
Net loss per common stock, Class A - basic and diluted	$(2.16)					—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, FCAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Sharecare issuing stock for the net assets of FCAC, accompanied by a recapitalization. The net assets of FCAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and related transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and year ended December 31, 2020 presents pro forma effect to the Business Combination and related transactions as if they have been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	FCAC’s unaudited consolidated balance sheet as of June 30, 2021 and the related notes included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2021; and

•	Legacy Sharecare’s unaudited consolidated balance sheet as of June 30, 2021 and the related notes included elsewhere in this Amended Super 8-K.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•

FCAC’s unaudited consolidated statement of operations for the six months ended June 30, 2021 and the related notes included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2021; and

•	Legacy Sharecare’s unaudited consolidated statement of operations for the six months ended June 30, 2021 and the related notes included elsewhere in this Amended Super 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	FCAC’s audited statement of operations for the period from June 5, 2020 (date of inception) through December 31, 2020 and the related notes incorporated by reference into the Super 8-K; and

•	Legacy Sharecare’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes incorporated by reference into the Super 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and related transactions. The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Accounting Policies

After the consummation of the Business Combination and related transactions, management will perform a comprehensive review of the entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, The Company has identified the presentation differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

Sharecare’s doc.ai Acquisition

On January 26, 2021, Legacy Sharecare entered into an Agreement and Plan of Merger to acquire 100% of the outstanding equity interest of doc.ai. Incorporated on August 4, 2016 and headquartered in Palo Alto, California, doc.ai is an enterprise AI platform accelerating digital transformation in healthcare. The acquisition of doc.ai closed on February 22, 2021. Legacy Sharecare acquired doc.ai for its developed technology and customer relationships. Total preliminary purchase consideration is approximately $120.6 million. As Legacy Sharecare is determined to be the accounting acquirer in the doc.ai acquisition, the doc.ai acquisition will be considered a business combination under ASC 805, and will be accounted for using the acquisition method of accounting. Legacy Sharecare will record the fair value of assets acquired and liabilities assumed from doc.ai.

The estimated consideration paid by Legacy Sharecare for the doc.ai acquisition is as follows:

(in thousands)
Estimated Consideration
Equity Consideration(1)	$81,292
Cash Consideration	15,000
Note Payable(2)	14,000
Deferred Equity/Contingent Consideration(1)	10,304

Total estimated purchase consideration	$120,596

(1)	Represents value of Legacy Sharecare common stock and rollover options to be issued to doc.ai. These amounts are based on the preliminary ASC 805 valuation, which are subject to change.
(2)

Represents the $14.0 million, 1% interest bearing note due upon the earlier of December 31, 2021 or the closing of this Business Combination that was issued by Legacy Sharecare as part of the consideration. The note was settled at the closing of the Business Combination.

For all assets acquired and liabilities assumed other than identified intangible assets below and goodwill, the carrying value was assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period as required by ASC 805. Accordingly, the purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The table below indicates the preliminary estimated fair value of each of the identifiable intangible assets. These have been prepared based on preliminary estimates so the actual amounts recorded for the acquisition may differ significantly from the information presented.

(in thousands, except for useful lives)	Preliminary Fair Value	Estimated Weighted Average Useful Life (Years)	Estimated Annual Amortization	Estimated Quarterly Amortization
Acquired technology	$15,668	15	1,045	261
Customer relationships	21,122	19	1,112	278

Total Preliminary Fair Value	36,790		2,157	539
Historical Expense			490	359

Statement of Operations Adjustment			$1,667	$180

The preliminary fair values of the acquired technology intangible assets were determined by using an “income approach,” specifically the relief-from-royalty approach, which is a commonly accepted valuation approach. This approach is based on the assumption that in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of this asset. The fair values of the customer relationship intangible assets were determined by using an “income approach,” specifically a multi-period excess earnings approach, which is a commonly accepted valuation approach. Under this approach, the net earnings attributable to the asset or liability being measured are isolated using the discounted projected net cash flows. These projected cash flows are isolated from the projected cash flows of the combined asset group over the remaining economic life of the intangible asset or liability being measured. The preliminary estimates of remaining average useful lives for the intangible assets were determined by assessing the period of economic benefit of the asset. These preliminary estimates of fair value and estimated useful lives may differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial information, including increases or decreases to the expected amortization expense.

The following table sets forth a preliminary allocation of the estimated consideration for the doc.ai acquisition to the identifiable tangible and intangible assets acquired and liabilities assumed, with the excess recorded as goodwill:

Estimated Goodwill(1)
Total current assets	$12,861
Intangible assets, net	36,790

Total assets acquired (a)	49,651

Total liabilities assumed (b)	8,641

Net assets acquired (a) – (b) = (c)	41,010

Estimated purchase consideration (d)	120,596

Estimated goodwill (d) – (c)	$79,586

(1)	Individual assets and liabilities acquired except for the assets for which preliminary fair value has been determined are condensed.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill recognized is not expected to be deductible for tax purposes.

For the purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, the Legacy Sharecare historical audited consolidated statement of operations for the year ended December 31, 2020 were combined with doc.ai’s audited statement of operations for the year ended December 31, 2020 and adjusted for the preliminary purpose price allocation shown above as well as for reclassifications to align the financial statement captions for presentation purposes. As the acquisition closed as of and for the six months ended June 30, 2021, no such adjustments were performed for the purposes of the unaudited pro forma condensed combined balance sheet as of June 30, 2021 and statements of operations for the six months ended June 30, 2021. The ending amounts from this exercise are included in the “Legacy Sharecare As Adjusted” columns in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020.

“Legacy Sharecare As Adjusted” for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 was determined as follows:

	Year Ended December 31, 2020		Reclassifications and other adjustments	Doc.ai pro forma fair value adjustments	Legacy Sharecare (As Adjusted)
(in 000’s)	Legacy Sharecare (Historical)	Doc.ai (Historical)
Revenue	$328,805	$14,810			$343,615
Costs and Operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	160,911	—			160,911
Sales and marketing	33,335	1,037			34,372
Product and technology	44,078	—			44,078
General and administrative	83,238	3,207			86,445
Research and development	—	16,974	(497)		16,477
Depreciation and amortization	24,684	—	497	1,667	26,848

Total costs and operating expenses:	346,246	21,218	—	1,667	369,131

Loss from operations	(17,441)	(6,408)	—	(1,667)	(25,516)

Other income (expense):
Change in fair value of SAFE	—	(10,419)			(10,419)
Interest income	71	30			101
Interest expense	(31,037)	(6)			(31,043)
Other miscellaneous income (expense)	—	(215)	215		—
Other income (expense)	(9,709)	—	(215)		(9,924)

Total other income (expense)	(40,675)	(10,610)	—	—	(51,285)

Loss before income tax expense and loss from equity method investment	(58,116)	(17,018)	—	(1,667)	(76,801)

Income tax benefit (expense)	1,557	—			1,557
Loss from equity method investment	(3,902)	—			(3,902)

Net loss	(60,461)	(17,018)	—	(1,667)	(79,146)

Net (loss) income attributable to non-controlling interest	(443)				(443)

Net loss attributable to stockholders	$(60,018)	$(17,018)	$—	$(1,667)	$(78,703)

Fair value adjustments reflect the incremental amortization expense associated with the fair value step up of intangible assets, net.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of post-combination company’s Common Stock outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

a.	Reflects the reduction of cash and investments held in the Trust Account since June 30, 2021 and reclassification of such amount that becomes available at the closing of the Business Combination.

b.

Reflects the gross proceeds of $425.9 million from the issuance and sale of 42,585,000 shares of FCAC Class A common stock at $10.00 per share in the Private Placement pursuant to the Subscription Agreements. Fees associated with the Private Placement are included in total transaction costs below.

c.

Reflects $64.0 million of estimated transaction costs to be incurred in connection with the Business Combination, of which $4.4 million was already paid as of June 30, 2021, $10.0 million accrued as a liability to be paid for transaction bonuses after the closing and $49.5 million paid in cash. Total transaction costs are allocated between accumulated deficit and additional paid in capital. Further, the cash settlement of $49.5 million includes approximately $12.1 million of deferred underwriting costs related to the FCAC IPO payable at closing, $14.1 million for the Private Placement above which is offset against additional paid in capital, $2.5 million included in Sharecare accounts payable and accrued expenses, and $20.8 million related to legal, financial advisory and other professional fees. Additionally, represents $6.1 million capitalized as a deferred asset that will be reclassed to additional paid in capital at close. $0.2 million of FCAC accounts payable and accrued expenses was separately settled out of the FCAC cash balance at close.

d.

Reflects the repayment of Legacy Sharecare’s outstanding debt. Of the amount, approximately $41.4 million was repaid at the close of the Business Combination for its Senior Secured Credit Agreement and Second Lien Credit Agreement. The remaining $14.5 million was repaid by FCAC for the principal and interests on Legacy Sharecare’s $14.0 million, 1% interest bearing doc.ai note payable and $0.4 million Note payable.

e.	Reflects the payment of $91.7 million of cash consideration to certain Legacy Sharecare shareholders.

f.	Reflects the reclassification of common stock subject to possible redemption to permanent equity at $0.0001 par value.

g.

Reflects the recapitalization of Legacy Sharecare’s equity and issuance of 271.1 million shares of Common Stock for the reverse recapitalization. Shares outstanding prior to the closing of the Business Combination includes shares for Legacy Sharecare’s outstanding common stock, redeemable convertible preferred stock, Series B-3 Convertible Notes, Series B-4 Convertible Notes, Series B Convertible promissory note, warrants, and options as well as options for doc.ai acquisition by Legacy Sharecare. Shares subject to further vesting and exercise terms are excluded as shown in the capitalization table herein. Also reflects the allocation of the debt issuance costs associated between APIC and accumulated deficit. The ending par value for the combined company also includes the par value of the Founder Shares held by the Initial Stockholders and other investors that converted from Class B common stock to Class A common stock at close.

h.	Reflects the reclassification of the historical accumulated deficit of FCAC to additional paid in capital as part of the reverse recapitalization.

i.

Reflects the redemption of approximately 19.9 million FCAC public shares outstanding at a redemption price of $10.00 per share for $198.6 million held in trust, which is allocated to Class A common stock and additional paid-in capital using $0.0001 par value per share.

j.

Reflects the investment from the Strategic Investor of $50.0 million in exchange for approximately 0.06 million Sharecare Series D Preferred Stock which converted to 5.0 million shares of Series A Preferred Stock upon transaction close. The Series A Preferred Stock has a Liquidation Preference equal to the outstanding principal amount plus any accrued and unpaid dividends. They will share in any dividends paid on the Company’s Common Stock on an as converted basis but will not accrue separate dividends. The Series A Preferred Stock is convertible at any time, at the holder’s option, into Common Stock at a conversion price equal to the issue price (as converted in connection with the Business Combination). Following the business combination, the Company has the right to require the conversion of the outstanding Series A Preferred Stock beginning three years after the issue date at the applicable conversion price if the closing price of the Company’s Common Stock exceeds 130% of the issue price for at least 20 trading days during a period of 30 consecutive trading days. If not previously converted to Common Stock, on the fifth anniversary of the issue date, the Company will be obligated to redeem the Series A Preferred Stock at the Liquidation Preference value.

k.	Reflects the settlement of the amounts prepaid to an affiliate of the Sponsor under FCAC’s administrative support agreement which will cease upon the close of the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The accounting adjustments listed below include transaction accounting adjustments related to the Business Combination as well as the doc.ai preliminary purchase accounting adjustments. A description of the amounts included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are as follows:

aa.	Reflects the elimination of the FCAC administrative service fee paid to the Sponsor that will cease upon the close of the Business Combination.

bb.	Reflects the elimination of interest income earned on the FCAC Trust Account.

cc.

Reflects the elimination of the interest expense associated with the Second Lien Credit Agreement, Note Payable, Series B-3 Convertible Notes, Series B-4 Convertible Notes, and Series B Convertible promissory note that were repaid in cash at or prior to closing or were settled as part of consideration at the closing of the Business Combination.

dd.

Reflects income tax effect of pro forma adjustments using the estimated effective tax rate of 0.16% and 2.86% for the six months ended June 30, 2021 and year ended December 31, 2020, respectively. In its historical periods, Legacy Sharecare concluded that it is more likely than not that it will not recognize the full benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue at the close date of the Business Combination and as such, the effective tax rate for each period is reflected.

ee.

Represents the recognition of stock compensation expense for certain stock options held by Legacy Sharecare stockholders that are expected to vest upon consummation of a liquidity event which includes this Business Combination based on the terms and conditions in the respective stock option agreements. Due to these stock options only vesting upon a liquidity event, no stock compensation expense was recognized by Sharecare in the historical financial statements. This is a non-recurring item.

ff.

Represents the incremental amortization expense for the six months ended June 30, 2021 associated with the fair value of intangible assets recognized upon Legacy Sharecare’s acquisition of doc.ai described in Note 3 above. The incremental amortization expense for the year ended December 31, 2020 is captured in Note 3 above.

gg.

Represents the portion of transaction costs for the Business Combination not eligible for capitalization. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire periods presented. When assuming maximum redemption, this calculation is adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 30, 2021 and year ended December 31, 2020:

(in thousands, except share and per share data)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Pro forma weighted average common stock outstanding - basic and diluted	333,898,204	333,898,204
Net income (loss) per common stock, Class A - basic and diluted	$(0.10)	$(0.23)
Numerator:
Pro forma net loss	$(31,980)	$(77,702)
Denominator:
Pro forma weighted average shares outstanding - basic and diluted
FCAC public stockholders	14,633,995	14,633,995
FCAC initial stockholders	5,139,000	5,139,000
FCAC other stockholders	488,250	488,250

Total Falcon	20,261,245	20,261,245
Legacy Sharecare stockholders	271,051,959	271,051,959
Private Placement investors	42,585,000	42,585,000
Pro forma weighted average shares outstanding - basic and diluted(1)(2)(3)	333,898,204	333,898,204

(1)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the FCAC’s IPO and warrants sold in the private placement net of forfeitures are exchanged for 17.4 million Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

(2)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding Sharecare including doc.ai options and warrants included in consideration and that roll over as part of the Business Combination are exchanged for 114.8 million Class A common stock. However, since this results in anti-dilution and the shares are issuable upon the occurrence of future events (i.e. exercise of stock options and warrants), the effect of such exchange was not included in calculation of diluted loss per share. Excludes any shares for the earnouts associated with the WhiteHat.AI and Visualize Health Sharecare acquisitions in 2020 as the earn-outs have not met their revenue and cash flow targets. Excludes series A preferred shares convertible into 5.0 million Class A common stock.

(3)

Excludes 1.7 million Earnout Shares for the FCAC initial stockholders and 1.5 million Earnout Shares for the Sharecare stockholders placed into escrow at close as these are not participating securities and results in anti-dilution.